Amendment #10

to the

AUTOMATIC AND FACULTATIVE

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

(“Agreement”)

Effective April 30, 2000

Between

PRUDENTIAL INSURANCE COMPANY OF AMERICA

(THE COMPANY)

And

MUNICH AMERICAN REASSURANCE COMPANY

(THE REINSURER)

The parties hereby agree to the following:

1.	SECTION 6, AUTOMATIC REINSURANCE TERMS is replaced in its entirety by the following:

THE REINSURER agrees to automatically accept contractual risks on the life insurance plans shown in Schedule A, subject to the following requirements:

a.

CONVENTIONAL UNDERWRITING. Automatic reinsurance applies only to insurance applications underwritten by THE COMPANY according to THE COMPANY’s conventional underwriting and issue practices. Upon request, THE COMPANY shall provide THE REINSURER with a copy of its current underwriting and issue practices and guidelines.

In the event of significant changes in underwriting practices in the industry, it may be appropriate for THE COMPANY or THE REINSURER to request of the other party changes in the underwriting requirements. The party requesting the change must provide a 120-day advance written notice to the other party before the effective date of such change. Recognition of reinsurance premium rates related to these changes must be determined within the 120-day period. If the underwriting change or rate change is unacceptable to either party, this Agreement may be unilaterally terminated for acceptance of new business with a 90-day written termination notice to the other party.

b.

RESIDENCE AND TRAVEL. To be eligible for automatic reinsurance, each insured must either be a resident of the United States or Canada at the time of issue or be a resident of another country that meets THE COMPANY’s special underwriting requirements pertaining to foreign residence.

Applications with Foreign Travel qualify for automatic reinsurance except when such travel is to a country specifically not allowed under THE COMPANY’s foreign travel requirements. “Foreign Travel” is defined as no more than three months outside the United States or Canada.

c.	OCCUPATION. To be eligible for automatic reinsurance, the insured must not be employed in an occupation as shown in the Occupation Exclusion List in Schedule A.

d.	AUTOMATIC PORTION REINSURED. For any policy reinsured under automatic reinsurance, the portion reinsured is shown in Schedule A.

e.	RETENTION. THE COMPANY will retain, and not otherwise reinsure, an amount of insurance on each life equal to its retention shown in Schedule A.

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f.	AUTOMATIC ACCEPTANCE LIMIT. For any policy to be reinsured under automatic reinsurance, the face amount shall not exceed the Automatic Acceptance Limit as shown in Schedule A.

g.

JUMBO LIMIT. For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies shall not exceed the Jumbo Limit as shown in Schedule A.

h.	MINIMUM CESSION. The minimum amount of reinsurance per cession that THE REINSURER will accept is shown in Schedule A.

i.	FACULTATIVE QUOTES. The risk shall not have been submitted on a facultative basis to THE REINSURER or any other reinsurer.

2.	SCHEDULE A, Section 4, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the automatic issue limits shown in the following tables:

US/Canadian Residents - Non-Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 65	$65,000,000	$65,000,000	$46,400,000
	66 – 70	$60,900,000	$55,900,000	$35,400,000
	71 – 75	$46,400,000	$43,400,000	$23,400,000
	76 – 77	$26,400,000	$23,400,000	$15,900,000
	78 – 80	$21,900,000	$18,900,000	$11,400,000
	81 – 85	$13,400,000	$11,400,000	None
	86 – 90	$5,250,000	$4,250,000	None

US/Canadian Residents - Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 65	$64,900,000	$64,900,000	$46,400,000
	66 – 70	$50,900,000	$50,900,000	$34,400,000
	71 – 75	$41,400,000	$41,400,000	$23,400,000
	76 – 77	$23,400,000	$23,400,000	$14,900,000
	78 – 80	$18,900,000	$18,900,000	$10,400,000
	81 – 85	$11,400,000	$10,400,000	None
	86 – 90	$4,250,000	$3,250,000	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$20,000,000	$15,000,000	None
	71 - 75	$15,000,000	$10,000,000	None
	76 - 90	None	None	None

For any policy to be reinsured under automatic reinsurance, the amounts subject to reinsurance are the First Layer of Coverage amounts shown in the following tables:

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US/Canadian Residents

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 - 65	$ 50,000,000	$ 35,000,000
	66 - 70	$ 40,000,000	$ 25,000,000
	71 - 75	$ 35,000,000	$ 15,000,000
	76 – 77	$ 15,000,000	$ 10,000,000
	78 – 80	$ 10,000,000	$ 5,000,000
	81 – 85	$ 5,000,000	None
	86 - 90	$ 1,500,000	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$ 20,000,000	$ 15,000,000	None
	71 - 75	$ 15,000,000	$ 10,000,000	None
	76 - 90	None	None	None

For any policy to be reinsured under automatic reinsurance, the amounts reinsured with THE REINSURER on that life will not exceed the amounts in the following tables:

US/Canadian Residents

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 – 65	$ 15,000,000	$ 10,500,000
	66 – 70	$ 12,000,000	$ 7,500,000
	71 – 75	$ 10,500,000	$ 4,500,000
	76 – 77	$ 4,500,000	$ 3,000,000
	78 – 80	$ 3,000,000	$ 1,500,000
	81 – 85	$ 1,500,000	None
	86 – 90	$ 450,000	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$ 6,000,000	$ 4,500,000	None
	71 - 75	$4,500,000	$ 3,000,000	None
	76 - 90	None	None	None

3.	SCHEDULE A, Section 5, JUMBO LIMIT, shall be replaced by the following:

For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies will not exceed the following amounts:

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US/Canadian Residents

		Pref. Best – Class E	Class F – H
Ages:	0 – 80	$65,000,000	$65,000,000
	81-85	$30,000,000	$30,000,000
	86-90	$10,000,000	$10,000,000

Note: When a policy is reinsured under automatic reinsurance and the total amount in force and applied for in all companies exceeds $50,000,000, THE REINSURER must be notified and THE COMPANY shall provide the amount being issued.

Non US/Canadian Residents

		Pref. Best – Class E	Class F - H
Ages:	0 – 75	$35,000,000	None
	76 - 90	None	None

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In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of December 1, 2007.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	MUNICH AMERICAN REASSURANCE COMPANY
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

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